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                                                                    EXHIBIT 10.7



                       RESTRICTED STOCK AWARD AGREEMENT
                       --------------------------------

          THIS AGREEMENT is made and entered into as of February 13, 2001, by and between CSX CORPORATION ("CSX"), a Virginia corporation, and MICHAEL J. WARD (the "Recipient").

          WHEREAS, CSX and Recipient have agreed that Recipient shall continue to be employed by CSX pursuant to a Special Employment Agreement dated as of February 13, 2001 (the "Employment Agreement"), and CSX wishes to create a further incentive for Recipient to remain as an employee of CSX. Capitalized terms used in this agreement and not defined herein shall have the meaning ascribed to them in the Employment Agreement.

          NOW, THEREFORE, in consideration of their mutual promises and undertakings, CSX and Recipient mutually agree as follows:

          1. In consideration for Recipient's agreement to remain an active employee of CSX or an Affiliate, continuously, during the Term of the Employment Agreement (as defined therein) (the "Employment Period"), the Recipient shall, as of February 13, 2001 (the "Grant Date"), receive a grant of 165,000 shares of restricted CSX Corporation common stock, $1 par value (the "Restricted Stock") under CSX's Omnibus Incentive Plan (the "Plan"), the provisions of which are hereby incorporated by reference. (In the event of any conflict between this Agreement and the Plan, this Agreement shall control.) All or a portion of the Restricted Stock shall vest, and the restrictions applicable to such shares of Restricted Stock hereunder shall be lifted, on the date that is the "Vesting Date," as provided below in this Agreement. Except as provided otherwise below, the Vesting Date for all of the Restricted Stock shall be February 12, 2006. CSX shall pay to Recipient an amount equal to dividends declared and payable on each of the shares of Restricted Stock from February 13, 2001, through the Vesting Date for such shares or the date on which it is forfeited, as applicable, net of applicable withholding taxes, as and when such dividends are paid to CSX shareholders generally.

          2. (a) Except as set forth below in this Section 2, if Recipient's employment with CSX terminates for any reason before the end of the Employment Period, Recipient shall forfeit the Restricted Stock, this Agreement shall become null and void, and CSX shall have no obligation as to vesting of any of the Restricted Stock and payment of any further monies pursuant to Paragraph 1 of this Agreement.

          (b) In the event of a termination of Recipient's employment before the end of the Employment Period by reason of Recipient's death or Disability (as defined in the Employment Agreement), by CSX without Cause or by Recipient for Good Reason pursuant to the Employment Agreement, the Date of Termination shall be the Vesting Date with respect to a number of shares of Restricted Stock determined by the following formula:

          (number of completed months from the Grant Date through the Date of Termination / 60) x 165,000
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     The remainder of the Restricted Stock shall be forfeited as of the Date of
Termination and CSX shall have no obligation as to vesting of such forfeited Restricted Stock, nor any obligation to pay further monies pursuant to Paragraph 1 of this Agreement with respect to any of the Restricted Stock.

          (c) Recipient shall be solely responsible for any and all federal, state, and local taxes which may be imposed on him as a result of his receipt of the Restricted Stock, the vesting thereof and his receipt of dividends pursuant to Section 1.

          3. In the event of any change (such as recapitalization, merger, consolidation, stock dividend, or otherwise) in the character or amount of CSX Corporation common stock, $1 par value, prior to vesting of the Restricted Stock pursuant to Paragraph 1 of this Agreement, (a) the number of shares of Restricted Stock to which Recipient shall be entitled shall be the same as if he had actually owned the Restricted Stock without restriction at the time of such change, and (b) the amount of the cash to be paid to Recipient shall be the amount of dividends paid on the Restricted Stock following such change in the number of shares of Restricted Stock.

          4. Upon the occurrence of the date of a Vesting Event as defined in the CSX Omnibus Incentive Plan, the Vesting Date will be deemed to have occurred.

          5. Nothing in this Agreement shall be interpreted or construed to create a contract of employment between the Company and the Recipient. This Agreement is intended solely to provide Recipient an incentive to continue his existing employment, and Recipient acknowledges and agrees that the terms and conditions of his employment with CSX are governed exclusively by the Employment Agreement and the Employment Agreement between Recipient and CSX dated November 1, 2000.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of February 13, 2001.



RECIPIENT:                                   CSX CORPORATION


/s/ Michael J. Ward                          By: /s/ John W. Snow
----------------------------                     ---------------------------
Michael J. Ward
                                             Title: Chairman and CEO
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                                             Date: September 5, 2001
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